Exhibit 99.1
December 22, 2009
Dear Shareholders (and friends) of AssuranceAmerica,
We took several actions in November impacting our results; we added $250,000 to our reserves for anticipated losses, and due to an adverse claims environment at this time, took steps to reduce our writing in Florida. Our Florida claims office is now fully staffed and operational. We expect this will have a positive impact on our claims results in 2010.
As we come to the close of 2009, our consolidated YTD comparisons are positive, as well as our outlook for 2010.
Following is our report on November results.

		November (Unaudited)
		Current Month			Year To Date
		2009	2008	Change	2009	2008	Change
		(In $1,000)%			(In $1,000)%
·	Gross Premiums Produced[1]*	$9,643	$10,293	(6)%	$136,333	$131,239	4%
·	MGA/Carrier Gross Premiums Produced [1,2]	$7,027	$6,937	1%	$100,231	$89,511	12%
·	MGA/Carrier Revenues [2]	$4,728	$4,325	9%	$56,414	$51,601	9%
·	Retail Agencies Gross Premium Produced [1,2]*	$3,384	$4,132	(18)%	$49,634	$57,164	(13)%
·	Retail Agencies Group Revenues [2] *	$528	$592	(11)%	$7,852	$8,960	(12)%
·	Company Revenues*	$5,120	$4,776	7%	$61,856	$57,846	7%
·	Company Pre-Tax Income before stock option*	$(241)	$(200)	(21)%	$2,000	$(1,176)	270%
·	Company Pre-Tax Income*	$(270)	$(210)	(29)%	$1,691	$(1,238)	237%

[1]	Gross Premiums Produced is a non-GAAP financial metric used as the primary measure of the underlying growth of the company’s revenue stream.

[2]	Before intercompany eliminations

*	Current year financial data includes agency acquisitions that may not be included in prior year data
To follow your stock, we suggest you go to http://finance.yahoo.com, symbol ASAM.OB. As always, we appreciate your continued support and interest in AssuranceAmerica Corporation.
With best wishes for a happy Holiday Season, and a most Happy and Prosperous 2010 for all of us.
Sincerely,

/s/ Guy W. Millner	/s/ Joseph Skruck

Guy W. Millner Chairman and Chief Executive Officer	Joseph J. Skruck President and Chief Operating Officer
This document is for informational purposes only and not intended for general distribution. It does not constitute an offer to sell, or a solicitation of an offer to buy securities in AssuranceAmerica Corporation. This document includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.